UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 4, 2015

(Date of earliest event reported)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 17th Street, Suite 720, Denver, CO 80202

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (720) 403-8125

(Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2015, Warren Resources, Inc. (the “Company”) adopted the First Amended and Restated Executive Severance Plan (the “Amended and Restated Plan”) in order to establish the category of “Tier 1 Employee” and related benefits for James A. Watt, the Company’s Chief Executive Officer, and to make certain other ancillary changes.  For a description of the terms and conditions applicable to a “Tier 1 Employee” under the Amended and Restated Plan, please see the description set forth in the Current Report on Form 8-K filed by the Company on November 16, 2015.

In addition, the  Amended and Restated Plan (i) provides for the payment of a pro-rata annual bonus upon any participant’s termination due to death or “disability” (as defined in the Amended and Restated Plan), (ii) provides that if any amounts are subject to the excise tax set forth in Section 4999 of the Internal Revenue Code, that such amounts will be reduced in the event such a reduction will result in the participant being in a better financial position after payment of all taxes and (iii) makes certain other ancillary changes.

Other than the changes described above, the terms and conditions of the Company’s Executive Severance Plan remain unchanged.

The foregoing does not constitute a complete summary of the terms of the Amended and Restated Plan and is qualified in its entirety by reference to the complete text of the Amended and Restated Plan, which is attached hereto as Exhibit 10.1.

Item 9.01.                Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit Number	Description
10.1	First Amended and Restated Executive Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 9, 2015

WARREN RESOURCES, INC.
(Registrant)

By:	/s/ Saema Somalya
Saema Somalya,
Senior Vice President,
General Counsel & Secretary

Exhibit Number	Description
10.1	First Amended and Restated Executive Severance Plan